Exhibit 99.1

Polaryx Therapeutics Appoints Dr. Will Charlton as Chief Medical Officer

Dr. Charlton brings over 15 years of rare disease and pediatric drug development experience including CMO and clinical development roles

Appointment further strengthens clinical leadership and execution capabilities ahead of planned SOTERIA Phase 2 initiation in Q4 2026

PARAMUS, N.J., September 1, 2026 (GLOBE NEWSWIRE) -- Polaryx Therapeutics, Inc. (Nasdaq: PLYX), a clinical-stage biotechnology company developing novel, disease-modifying therapies for rare pediatric lysosomal storage disorders (“LSDs”), today announced the appointment of Will Charlton, M.D., M.A.S. as Chief Medical Officer, effective September 1, 2026. With nearly two decades of leadership experience as a Chief Medical Officer and in senior clinical development roles, Dr. Charlton is a board-certified pediatric endocrinologist with extensive experience in rare diseases and pediatric drug development spanning the full drug development lifecycle.

Prior to joining Polaryx, Dr. Charlton served as Senior Vice President, Clinical Development, Skeletal Dysplasia at Tyra Biosciences, where he led a Phase 2 rare disease clinical trial program through key milestones and developed a multi-indication clinical development plan to guide the long-term growth strategy. Prior to Tyra Biosciences, Dr. Charlton served as Chief Medical Officer at Spruce Biosciences, where he redesigned and optimized clinical development strategy for congenital adrenal hyperplasia (CAH), a rare inherited genetic disorder caused by an enzyme deficiency, with a focus on pediatric patients. Earlier in his career, Dr. Charlton held various senior medical director and clinical development roles at multiple biotech companies, including 89bio, Ascendis Pharma, and Allergan.

“I am excited to join Polaryx at such an important stage of the company’s clinical development. Throughout my career as a pediatrician and clinical development executive, I have seen first-hand both the significant unmet medical needs in rare diseases and the challenges of bringing new treatments to these patients,” said Dr. Charlton. “I am impressed by the extensive preclinical work and established safety profile supporting PLX-200, which together provide a strong foundation as PLX-200 advances into the clinic. I look forward to bringing my experience to the SOTERIA trial and being of service to pediatric patients and families.”

“Will has extensive experience serving as a Chief Medical Officer and leading rare disease clinical trials, coupled with his background as a pediatrician and passion for developing patient-friendly therapies, making him an excellent fit to lead our SOTERIA trial,” said Alex Yang, Polaryx Therapeutics’ Chief Executive Officer. “With SOTERIA on track to initiate in Q4 2026, his proven track record will be highly valuable as we execute the trial, advance of key clinical milestones, and deepen our engagement with the patients and families affected by lysosomal storage disorders.”

Earlier in his career, Dr. Charlton spent over a decade in clinical practice as a board-certified pediatric endocrinologist. Dr. Charlton currently serves as a board member of ReSurge International, providing governance oversight and strategic guidance to a global nonprofit advancing access to reconstructive surgical care in underserved regions.

Dr. Charlton earned his medical degree from the University of Southern California Keck School of Medicine and completed his pediatric internship and residency at Children’s Hospital Los Angeles. He completed a Master of Advanced Studies in Clinical Research and fellowship in Pediatric Endocrinology at the University of California, San Francisco. He has also earned his BA in Liberal Studies from the University of the Pacific. Dr. Charlton is licensed by the Medical Board of California.

About the SOTERIA Trial

SOTERIA is a Phase 2, open-label, single-arm trial intended to assess the safety, tolerability, and clinical activity of Polaryx’s lead drug candidate, PLX-200, in CLN2, CLN3, Krabbe disease, and Sandhoff disease, four different LSDs whose patient populations Polaryx believes represent approximately one quarter of the LSD population. SOTERIA is designed to provide important clinical data to inform PLX-200’s future development while maintaining a flexible and resource-efficient trial design. Polaryx received a safe to proceed letter in October 2025 from the FDA and plans to initiate SOTERIA in the fourth quarter of 2026 with trial sites in the United States followed by other foreign jurisdictions. Designed with a high degree of flexibility, SOTERIA represents a resource-efficient opportunity to validate PLX-200’s preclinical science across multiple LSDs while gathering data that will be invaluable in planning PLX-200’s future development pathway, including the initiation of potentially pivotal trials. For the CLN2 and CLN3 cohorts, although the entire trial is open label, these cohorts will incorporate analyses comparing natural history data as a control arm to PLX-200’s treated arm. A natural history study is a preplanned observational study intended to track the course of the disease. Should the data demonstrate compelling clinical activity, Polaryx may pursue an expedited approval pathway. For more information about the SOTERIA trial, please visit https://clinicaltrials.gov/study/NCT07740512.

About Polaryx Therapeutics

Polaryx Therapeutics, Inc. is a clinical-stage biotechnology company focused on developing patient-friendly small molecule and gene therapy treatments for rare orphan lysosomal storage disorders (LSDs). Founded in 2014, Polaryx seeks to deliver safe, effective, and patient-friendly treatments that address the underlying pathophysiology of these catastrophic diseases and their significant unmet need. Our approach integrates small molecule therapies, including a combination therapy, and a gene therapy, positioning us to potentially address both the genetic and downstream pathological features of LSDs. Our small molecule drug candidates share similar modes of action that have been demonstrated to address lysosomal dysfunction, neuroinflammation, and neuronal loss in our validated animal models that closely mimic human clinical phenotypes. Our most advanced product candidate, PLX-200, targets several LSDs and we intend to launch SOTERIA, a Phase 2 basket trial, to evaluate PLX-200’s safety and efficacy in the fourth quarter of 2026. For more information about the SOTERIA trial, please visit https://clinicaltrials.gov/study/NCT07740512. More information about Polaryx may be found at www.polaryx.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding: Polaryx’s clinical development plans for its product candidates, including PLX-200, including the timing for initiation of the SOTERIA trial. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Polaryx believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Polaryx’s filings with the U.S. Securities and Exchange Commission (the SEC), many of which are beyond the Company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility, expectations regarding the initiation, progress, and expected results of Polaryx’s clinical trials; expectations regarding the timing, completion and outcome of Polaryx’s clinical trials; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources; and other risks and uncertainties identified in Polaryx’s most recently filed Form 10-K with the SEC and subsequent disclosure documents Polaryx may file with the SEC. Polaryx claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Polaryx expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

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media@polaryx.com

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